Exhibit 99.1

CoStar Group to Acquire Zonda, the Leader in New Home Data,

Analytics, and Online Marketplaces

Acquisition adds the homebuilding industry’s leading B2B information platform - used by builders, developers, and lenders - and brings NewHomeSource.com, the category-defining new home marketplace, into CoStar Group’s family of marketplaces.

ARLINGTON, Va. - May 29, 2026 — CoStar Group, Inc. (NASDAQ: CSGP), a leading provider of online real estate marketplaces, information, and analytics across the property markets, today announced that it has entered into a definitive agreement to acquire Zonda, a leading provider of new home construction data, homebuilder software, and residential real estate marketplaces, for $800 million in cash.

Zonda serves more than 3,000 customers across the homebuilding ecosystem, including many of the largest residential builders, developers, suppliers, and lenders in North America. Its platform delivers end-to-end solutions spanning land acquisition, development planning, homebuilding analytics, construction forecasting, community marketing, operational workflow management, and online new home marketplaces. Zonda is an attractive B2B business with strong profit margins. The majority of its revenue is subscription-based, with an impressive 104% net customer retention.

At the core of Zonda is a proprietary, lot-level database covering new home communities, land development activity, construction status, home sales, and builder operations. This data and the software built around it are deeply embedded in builder workflows and are widely used to support underwriting, land strategy, capital allocation, development planning, forecasting, and sales operations across the industry.

Zonda also operates NewHomeSource and Livabl, two leading online new home marketplaces in the United States and Canada. Top homebuilders contribute listings directly to these marketplaces, giving buyers broad visibility into new home inventory across the development ecosystem. Zonda’s platforms offer comprehensive listing experiences — including floor plans, virtual tours, pricing, incentives, and community details — designed to guide buyers from early research through purchase. Because these marketplaces feature new construction exclusively, they give builders highly targeted consumer marketing, lead generation, and merchandising — uncluttered by resale inventory.

According to the Census, the annual value of new residential construction in the U.S. approaches $1 trillion - a market materially larger than the annual rent rolls of the institutional apartment and office sectors that CoStar Group has so successfully monetized.

CoStar Group believes Zonda’s builder relationships, workflow integrations, marketplace platforms, and market intelligence will create meaningful cross-sell opportunities across the company’s commercial, residential, multifamily, lending, and analytics businesses.

The acquisition will also pair Zonda’s Envision visualization and digital merchandising capabilities with Matterport’s industry-leading spatial technology. Together, they will create richer digital experiences for builders and consumers and improve how new construction homes are marketed, visualized, and discovered online.

“Zonda has built an extraordinary business with deep relationships across the homebuilding industry and one of the most valuable proprietary datasets in new home real estate,” said Andy Florance, Founder and Chief Executive Officer of CoStar Group. “This acquisition extends CoStar Group’s leadership into a major new segment of the real estate industry and strengthens our ability to provide clients with comprehensive information solutions across every major real estate segment. We believe the combination will deliver deeper insights, workflow efficiencies, and analytics to the homebuilding industry, while strengthening our core information offerings and significantly expanding our new home marketplace capabilities.”

The acquisition is expected to be accretive to adjusted EPS in the first full year of ownership and to close in the second half of 2026, subject to customary closing conditions and required regulatory approvals.

BofA Securities is serving as financial advisor and Latham & Watkins LLP is serving as legal advisor to CoStar Group.

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About CoStar Group

CoStar Group (NASDAQ: CSGP), an S&P 500 company, is a global leader in commercial real estate information, analytics, online marketplaces, and 3D digital twin technology. Founded in 1986, CoStar Group is dedicated to digitizing the world’s real estate, empowering all people to discover properties, insights, and connections that improve their businesses and lives.

CoStar Group’s major brands include CoStar, a leading global provider of commercial real estate data, analytics, and news; LoopNet, the most trafficked commercial real estate marketplace; Apartments.com, the leading platform for apartment rentals; Homes.com, the fastest-growing residential real estate marketplace; and Domain, one of Australia’s leading property marketplaces. CoStar Group’s industry-leading brands also include Matterport, a leading spatial data company whose platform turns buildings into data to make every space more valuable and accessible; STR, a global leader in hospitality data and benchmarking; Ten-X, an online platform for commercial real estate auctions and negotiated bids; and OnTheMarket, a leading residential property portal in the United Kingdom.

CoStar Group’s websites attracted 131 million average monthly unique visitors in the first quarter of 2026, serving clients around the world. Headquartered in Arlington, Virginia, CoStar Group is committed to transforming the real estate industry through innovative technology and comprehensive market intelligence. From time to time, we plan to utilize our corporate website as a channel of distribution for material company information. For more information, visit CoStarGroup.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act including, without limitation, statements regarding CoStar’s expectations or beliefs regarding the future and the pending acquisition of Zonda, the expected timetable for completing the transaction, benefits of the transaction and future opportunities for the combined businesses. These statements are based upon current beliefs and are subject to many risks and uncertainties that could cause actual results to differ materially from these statements. The following factors, among others, could cause or contribute to such differences: risks associated with the ability to consummate the pending transaction and the timing of the closing of the pending transaction; the ability to successfully integrate operations and employees; the ability to realize anticipated benefits from the transaction as rapidly or to the extent anticipated; the potential impact of announcement of the transaction or consummation of the transaction on business relationships, including with employees, customers, suppliers and competitors; and costs, fees, expenses and charges related to the transaction. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar’s filings from time to time with the Securities and Exchange Commission, including in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2025 and Form 10-Q for the quarterly period ended March 31, 2026, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar’s other filings with the SEC available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar on the date hereof, and CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations:

Rich Simonelli

Head of Investor Relations

CoStar Group

(973) 896-8184 getrich@costar.com

News Media:

Matthew Blocher

Vice President

CoStar Group

(202) 346-6775

mblocher@costar.com